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                                                                 EXHIBIT 99(d)







                                     CONSENT

         The undersigned hereby consents to being named as a prospective director of Fidelity Financial of Ohio, Inc. in the Registration Statement on Form S-4 filed by Fidelity Financial of Ohio, Inc. with the Securities and Exchange Commission on or about June 13, 1996, to which Registration Statement this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.


  /s/ Donald H. Rolf, Jr.
  -----------------------
  Donald H. Rolf, Jr.


Date:  June 12, 1996